Exhibit 99.8

To:	Fortify Employees
From:	Robin Purohit, VP/GM, Software Products
Date:	September 13, 2010
Subject:	HP Security Announcement

All Fortify Employees —

Today HP made another major security announcement: HP and ArcSight, Inc. have signed an agreement for HP to acquire ArcSight, a leading provider of enterprise threat and risk management solutions. As part this announcement, we stated that ArcSight will operate as an independent security business in HP Software & Solutions, reporting directly to Bill Veghte.  I wanted to tell you about the announcement and also let you know that this announcement does not affect our integration planning for Fortify Software. When the Fortify acquisition closes, we still intend to have Fortify become part of the Business Technology Optimization (BTO) Applications business where we will have significant synergies in technology and go-to-market.

As Bill and I told you a few weeks ago, the HP Software & Solutions business is serious about software security. We are excited about the opportunity Fortify will give us to help customers build security into their applications. This aligns with our goal to help enterprises accelerate the delivery of applications and services across today’s complex IT environments. We are continuing that momentum by announcing our intention to acquire ArcSight.

Headquartered in Cupertino, CA, ArcSight will continue to enhance HP leadership in IT security. ArcSight provides a product line that gives visibility and context across enterprise events to help customers reduce risk and improve security and compliance.  Combining this with our Business Technology Optimization (BTO) solution for IT Operations and Fortify solutions linked to our BTO solution for application lifecycle management will allow us to offer one holistic solution for customers to:

•                  See and monitor a comprehensive view of activity in real time across their enterprise

•                  Understand these activities, the threats or risks they incur, and their impact on business operations

•                  Respond quickly with immediate remediation and a constant feedback loop

•                  Fortify applications with security during development to avoid cost and risk after they are deployed

I look forward to sharing more later. At this time, we are focusing on integration planning for Fortify. Keep in mind that until the deal closes, HP and Fortify must continue to operate independently. If you have questions, please forward them to merger@fortify.com, and we’ll do our best to work with the Fortify leadership to answer what we can.

Regards,

Robin Purohit

VP/GM, Software Products

THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY ARCSIGHT COMMON STOCK HAS NOT YET COMMENCED AND WILL BE MADE ONLY PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT HP INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION.  THOSE MATERIALS SHOULD BE READ CAREFULLY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.  ONCE FILED, COPIES OF THE TENDER OFFER STATEMENT, THE OFFER TO PURCHASE AND RELATED DOCUMENTS WILL BE MADE AVAILABLE TO ARCSIGHT STOCKHOLDERS AT NO EXPENSE TO THEM.  IN ADDITION, THOSE MATERIALS WILL BE AVAILABLE AT NO CHARGE FROM THE SECURITIES AND EXCHANGE COMMISSION THROUGH THE COMMISSION’S WEB SITE AT WWW.SEC.GOV.

Forward-looking statements

This document contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, the target company’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in HP’s SEC reports, including but not limited to the risks described in HP’s Annual Report on Form 10-K for its fiscal year ended October 31, 2009 and Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2010.  HP assumes no obligation and does not intend to update these forward-looking statements.